Exhibit 1.2

Pricing Agreement

October 18, 2017

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated October 18, 2017 (the “Agreement”), between the Company, on the one hand, and U.S. Bancorp Investments, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this

Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:07 p.m. (Eastern Time) on October 18, 2017 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated October 18, 2017 (including the Base Prospectus dated February 21, 2017) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

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Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name: Robert W. Oberrender
Title: Senior Vice President and Treasurer

By:	U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Mike Dullaghan
Name: Mike Dullaghan
Title: Vice President

By:	BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

By:	MIZUHO SECURITIES USA LLC

By:	/s/ Michael L. Saron
Name: Michael L. Saron
Title: Managing Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

As Representatives of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes
U.S. Bancorp Investments, Inc.	$26,250,000	$78,750,000	$78,750,000	$83,125,000	$83,125,000
Barclays Capital Inc.	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
Citigroup Global Markets Inc.	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
Mizuho Securities USA LLC	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
Wells Fargo Securities, LLC	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
Credit Suisse Securities (USA) LLC	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
Deutsche Bank Securities Inc.	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
RBC Capital Markets, LLC	26,250,000	78,750,000	78,750,000	83,125,000	83,125,000
BNY Mellon Capital Markets, LLC	8,760,000	26,280,000	26,280,000	27,740,000	27,740,000
Goldman Sachs & Co. LLC	8,760,000	26,280,000	26,280,000	27,740,000	27,740,000
J.P. Morgan Securities LLC	8,760,000	26,280,000	26,280,000	27,740,000	27,740,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,760,000	26,280,000	26,280,000	27,740,000	27,740,000
Morgan Stanley & Co. LLC	8,760,000	26,280,000	26,280,000	27,740,000	27,740,000
Academy Securities, Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
BB&T Capital Markets, a division of BB&T Securities, LLC	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
BMO Capital Markets Corp.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
Fifth Third Securities, Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
HSBC Securities (USA) Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
The Huntington Investment Company	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
KeyBanc Capital Markets Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
Loop Capital Markets LLC	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
PNC Capital Markets LLC	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
Regions Securities LLC	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
Samuel A. Ramirez & Company, Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
Santander Investment Securities Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
SunTrust Robinson Humphrey, Inc.	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000
TD Securities (USA) LLC	3,300,000	9,900,000	9,900,000	10,450,000	10,450,000

Total	$300,000,000	$900,000,000	$900,000,000	$950,000,000	$950,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes Due October 15, 2020 (the “Floating Rate Notes”)

1.950% Notes Due October 15, 2020 (the “2020 Notes”)

2.375% Notes Due October 15, 2022 (the “2022 Notes”)

2.950% Notes Due October 15, 2027 (the “2027 Notes”)

3.750% Notes Due October 15, 2047 (the “2047 Notes”)

Aggregate principal amount:

$300,000,000 for the Floating Rate Notes

$900,000,000 for the 2020 Notes

$900,000,000 for the 2022 Notes

$950,000,000 for the 2027 Notes

$950,000,000 for the 2047 Notes

Price to Public:

Floating Rate Notes:	100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from October 25, 2017.

2020 Notes:	99.834% of the principal amount of the 2020 Notes, plus accrued interest, if any, from October 25, 2017.

2022 Notes:	99.675% of the principal amount of the 2022 Notes, plus accrued interest, if any, from October 25, 2017.

2027 Notes:	99.163% of the principal amount of the 2027 Notes, plus accrued interest, if any, from October 25, 2017.

2047 Notes:	99.076% of the principal amount of the 2047 Notes, plus accrued interest, if any, from October 25, 2017.

Purchase Price by Underwriters:

Floating Rate Notes:	99.750% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from October 25, 2017, if settlement occurs after that date.

2020 Notes:	99.584% of the principal amount of the 2020 Notes, plus accrued interest, if any, from October 25, 2017, if settlement occurs after that date.

2022 Notes:	99.325% of the principal amount of the 2022 Notes, plus accrued interest, if any, from October 25, 2017, if settlement occurs after that date.

2027 Notes:	98.713% of the principal amount of the 2027 Notes, plus accrued interest, if any, from October 25, 2017, if settlement occurs after that date.

2047 Notes:	98.326% of the principal amount of the 2047 Notes, plus accrued interest, if any, from October 25, 2017, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), October 25, 2017.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

Floating Rate Notes:	October 15, 2020.

2020 Notes:	October 15, 2020.

2022 Notes:	October 15, 2022.

2027 Notes:	October 15, 2027.

2047 Notes:	October 15, 2047.

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Interest Rate:

Floating Rate Notes:	LIBOR plus 7 basis points.

2020 Notes:	1.950%.

2022 Notes:	2.375%.

2027 Notes:	2.950%.

2047 Notes:	3.750%.

Interest Payment Dates:

Floating Rate Notes:	January 15, April 15, July 15 and October 15, commencing January 15, 2018.

2020 Notes:	April 15 and October 15, commencing April 15, 2018.

2022 Notes:	April 15 and October 15, commencing April 15, 2018.

2027 Notes:	April 15 and October 15, commencing April 15, 2018.

2047 Notes:	April 15 and October 15, commencing April 15, 2018.

Optional Redemption:

The 2020 Notes, the 2022 Notes, the 2027 Notes and the 2047 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

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Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

October 25, 2017, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the Floating Rate Notes, the 2020 Notes, the 2022 Notes, the 2027 Notes and the 2047 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax No.: (646) 291-1469

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets Desk

Facsimile: (212) 205-7812

Email: legalnotices@us.mizuho-sc.com

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

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SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated October 18, 2017, relating to the Floating Rate Notes, the 2020 Notes, the 2022 Notes, the 2027 Notes and the 2047 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-216150

October 18, 2017

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated October 18, 2017

$300,000,000 FLOATING RATE NOTES DUE OCTOBER 15, 2020

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	October 18, 2017

Settlement Date (T+5):	October 25, 2017

Maturity Date:	October 15, 2020

Principal Amount Offered:	$300,000,000

Price to Public (Issue Price):	100.000%

Net Proceeds (Before Expenses) to Issuer:	$299,250,000 (99.750%)

Base Rate Spread:	LIBOR plus 7 basis points

Interest Payment Dates and Interest Reset Dates:	January 15, April 15, July 15 and October 15, commencing January 15, 2018 (short first coupon)

Regular Record Dates:	15th calendar day (whether or not a business day) preceding the applicable Interest Payment Date

Optional Redemption Provisions:	None.

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P DB5 / US91324PDB58

Joint Book-Running Managers:

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	BNY Mellon Capital Markets, LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Co-Managers:

Academy Securities, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

The Huntington Investment Company

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

PNC Capital Markets LLC

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

FIXED RATE NOTES

$900,000,000 1.950% NOTES DUE OCTOBER 15, 2020

$900,000,000 2.375% NOTES DUE OCTOBER 15, 2022

$950,000,000 2.950% NOTES DUE OCTOBER 15, 2027

$950,000,000 3.750% NOTES DUE OCTOBER 15, 2047

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	October 18, 2017

Settlement Date (T+5):	October 25, 2017

Maturity Date:	October 15, 2020 (the “2020 Notes”) October 15, 2022 (the “2022 Notes”) October 15, 2027 (the “2027 Notes”) October 15, 2047 (the “2047 Notes”)

Principal Amount Offered:	$900,000,000 (2020 Notes) $900,000,000 (2022 Notes) $950,000,000 (2027 Notes) $950,000,000 (2047 Notes)

Price to Public (Issue Price):	99.834% (2020 Notes) 99.675% (2022 Notes) 99.163% (2027 Notes) 99.076% (2047 Notes)

Net Proceeds (Before Expenses) to Issuer:	$896,256,000 (99.584%) (2020 Notes) $893,925,000 (99.325%) (2022 Notes) $937,773,500 (98.713%) (2027 Notes) $934,097,000 (98.326%) (2047 Notes)

Interest Rate:	1.950% (2020 Notes) 2.375% (2022 Notes) 2.950% (2027 Notes) 3.750% (2047 Notes)

Interest Payment Dates:

April 15 and October 15, commencing April 15, 2018 (short first coupon) (2020 Notes)

April 15 and October 15, commencing April 15, 2018 (short first coupon) (2022 Notes)

April 15 and October 15, commencing April 15, 2018 (short first coupon) (2027 Notes)

April 15 and October 15, commencing April 15, 2018 (short first coupon) (2047 Notes)

Regular Record Dates:	April 1 and October 1 (2020 Notes) April 1 and October 1 (2022 Notes) April 1 and October 1 (2027 Notes) April 1 and October 1 (2047 Notes)

Benchmark:	T 1.625% due October 15, 2020 (2020 Notes) T 1.875% due September 30, 2022 (2022 Notes) T 2.250% due August 15, 2027 (2027 Notes) T 3.000% due May 15, 2047 (2047 Notes)

Benchmark Price / Yield:	99-24 1⁄4 / 1.708% (2020 Notes) 99-14 / 1.995% (2022 Notes) 99-04+ / 2.348% (2027 Notes) 102-30 / 2.852% (2047 Notes)

Spread to Benchmark:	+30 basis points (2020 Notes) +45 basis points (2022 Notes) +70 basis points (2027 Notes) +95 basis points (2047 Notes)

Re-offer Yield:	2.008% (2020 Notes) 2.445% (2022 Notes) 3.048% (2027 Notes) 3.802% (2047 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 5 basis points (2020 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2022 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2027 Notes).

Prior to April 15, 2047 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after April 15, 2047 (2047 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P DC3 / US91324PDC32 (2020 Notes) 91324P DD1 / US91324PDD15 (2022 Notes) 91324P DE9 / US91324PDE97 (2027 Notes) 91324P DF6 / US91324PDF62 (2047 Notes)

Joint Book-Running Managers:

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	BNY Mellon Capital Markets, LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Co-Managers:

Academy Securities, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

The Huntington Investment Company

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

PNC Capital Markets LLC

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607, Barclays Capital Inc. toll-free at (888) 603-5847, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Mizuho Securities USA LLC toll-free at (866) 271-7403 and Wells Fargo Securities, LLC toll-free at (800) 645-3751.

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